Exhibit 3.18

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS

10 DEC 27 AM 8:54

EFFECTIVE DATE 12/31/2010

Certificate of Conversion for
“Other Business Entity” into a
Florida Limited Liability Company

This Certificate of Conversion and attached Articles of Organization are submitted to convert the following “Other Business Entity” into a Florida Limited Liability Company in accordance with s.608.439, Florida Statutes.

1.                                       The name of the “Other Business Entity” Immediately prior to the filing of this Certificate of Conversion is Jacksonville Radiation Therapy Services, Inc.

2.                                       The “Other Business Entity” is a corporation first incorporated under laws of Florida on April 2, 2008.

3.                                       The name of the Florida Limited Liability Company as set forth in the attached Articles of Organization is Jacksonville Radiation Therapy Services, LLC

4.                                       The effective date and time shall be 11:55 p.m. EST on December 31, 2010.

5.                                       The conversion is permitted by the applicable law(s) governing the other business entity and the conversion complies with such law(s) and the requirements of s.608.439, F.S., in effecting the conversion.

6.                                       The “Other Business Entity” currently exists on the official records of the jurisdiction under which it is currently organized, formed or incorporated.

Signed this 23rd day of December, 2010

Signature of Manager of Limited Liability Company

By:	/s/ Daniel E. Dosorotz
Name:	Daniel E. Dosorotz
Title:	Manager

Signature on behalf of Other Business Entity

Jacksonville Radiation Therapy Services, Inc.

By:	/s/ Jeffrey A. Pakrosnis
Name:	Jeffrey A. Pakrosnis
Title:	Treasurer

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS

10 DEC 27 AM 8:54

EFFECTIVE DATE 12/31/2010

ARTICLES OF ORGANIZATION
OF
JACKSONVILLE RADIATION THERAPY SERVICES, LLC,
A FLORIDA LIMITED LIABILITY COMPANY

ARTICLE I. NAME

The name of the limited liability company is JACKSONVILLE RADIATION THERAPY SERVICES, LLC (the “Limited Liability Company”).

ARTICLE II. ADDRESS

The mailing address and street address of the principal office of the Limited Liability Company is 2270 Colonial Boulevard, Fort Myers, FL 33907.

ARTICLE III.

REGISTERED AGENT, OFFICE AND REGISTERED AGENT’S SIGNATURE

The name and Florida street address of the Limited Liability Company’s registered agent are as follows:

Corporation Service Company
1201 Hays Street
Tallahassee, FL 32301-2525

Having been named as registered agent to accept service of process for the Limited Liability Company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608 of the Florida Statutes.

/s/ Karissa Lowry
Printed Name: Karissa Lowry, Asst. Sec.

Date: December 27, 2010

ARTICLE IV. MANAGERS

The Limited Liability Company shall be managed by its Managers. The initial Managers of the Limited Liability Company are as follows and the address for each is the principal office of the Limited Liability Company set forth in Article II:

Daniel E. Dosoretz, M.D.
Michael J. Katin, M.D.
James H. Rubenstein, M.D.
Howard M. Sheridan, M.D.

ARTICLE V. EFFECTIVE DATE

The effective date and time shall be 11:55 p.m. EST on December 31, 2010.

/s/ Jahan S. Islami
Signature of member or authorized representative of a member

Printed Name: Jahan S. Islami

Date: December 27, 2010

In accordance with Section 608.408(3), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true.